Exhibit 99.1
SGI REPORTS RECORD RESULTS FOR
FISCAL FOURTH QUARTER AND FULL YEAR 2011

FREMONT, Calif., August 18, 2011 - SGI (NASDAQ:SGI), a trusted leader in technical computing, today announced financial results for its fiscal fourth quarter and full year 2011 ending June 24, 2011.

Financial Highlights Q4 FY11

◦	Record Q4 Revenue. GAAP Revenue $195.5 million, up 92% Y/Y; Non-GAAP Revenue $189.8 million, up 55% Y/Y

◦	Strong Q4 Gross Margin. GAAP Gross Margin 23.5%, up 422 bps Y/Y; Non-GAAP Gross Margin 28.4%, up 440 bps Y/Y

◦	GAAP EPS of ($0.39) compared to ($0.91) last year; Non-GAAP EPS of $0.12 compared to ($0.55) last year

Financial Highlights Fiscal 2011

◦	Record FY11 Revenue. GAAP Revenue $629.6 million, up 56% Y/Y; Non-GAAP Revenue $641.8 million, up 22% Y/Y

◦	Strong FY11 Gross Margin. GAAP Gross Margin 27.0%, up 478 bps Y/Y; Non-GAAP Gross Margin 29.2%, up 192 bps Y/Y

◦	GAAP EPS of ($0.69) compared to ($2.95) last year; Non-GAAP EPS of $0.57 compared to ($0.82) last year

◦	Cash of $143.2M million, up 7% Q/Q and debt-free

“Fiscal 2011 was a pivotal year for SGI achieving record revenues, a revenue growth rate of near three times the industry and operating with bright-line non-GAAP profitability. In the last 12 months, SGI has introduced world-class products, significantly expanded our global capability, delivered mission-critical solutions to marquee customers and established a new baseline and created a customer-oriented culture for the company,” said SGI CEO Mark J. Barrenechea.

Barrenechea added, “We continue to plan on an annual basis. As we look towards fiscal 2012 based on current business trends, we expect to grow revenues between 18 - 24%.”

Business Highlights for Q4 FY11

◦
Customer successes within the quarter include: UK Atomic Weapons, International Fusion Energy Research Center, Semiconductor Energy Laboratory, DTU, Leibniz Supercomputing Centre, NOAA, NTNU, Amazon, Tohoku University and ANU

◦	Strong business momentum within Public Sector, Manufacturing and Cloud

◦
Acquired OpenCFD, Ltd. on August 8, 2011, the open source leader in Computational Fluid Dynamics (CFD) software. This move changes the shape of the CFD market by offering an open CFD platform and a complete solution - hardware and software designed to work together.

◦	Announced the introduction of the SGI® InfiniteStorage (IS) 5500, a next generation storage platform with an innovative modular design for extreme density and scalability.

◦	Announced the latest generation of SGI® Altix® ICE, based on the next generation Intel® Xeon® processor series.

◦	Achieved a performance gain of up to 35% with SGI Altix® UV server line, resulting in four new world record benchmarks.

◦
Continued to expand Altix UV market opportunity - SGI has shipped more than 500 Altix UV systems to various life sciences, scientific research and industrial customers since beginning commercial delivery in June 2010.

◦	Strengthened our leadership team with the additions of Franz Aman as CMO and Praveen Mandal as SVP, Engineering.

In the quarter, the Company's international business contributed 47% and services contributed 27% of non-GAAP revenue. Public sector, manufacturing and cloud were the strongest vertical markets this quarter.

“We executed above and beyond my expectations in each of our key focus areas for the year,” said SGI CFO James Wheat. “We have met or exceeded our fiscal 2011 guidance on all metrics and expanded sales opportunities by acquiring SGI Japan, Ltd. and by investing intelligently in our sales and marketing teams. Further, we have expanded our market opportunity in technical computing by introducing new products and expanding our market share, all while being very disciplined with costs, which is reflected in our earnings. We are positioned to further expand our sales opportunities through the acquisition of OpenCFD, Ltd. in fiscal 2012.”

Wheat added, “In fiscal 2012, our two largest investment areas will be products and sales force expansion while we expect to grow earnings.”

Summary of Results

	GAAP Results					Non-GAAP Results
	FY11	Q4 FY11	Q3 FY11	Q4 FY10	FY10	FY11	Q4 FY11	Q3 FY11	Q4 FY10	FY10
Revenue (million)	629.6	195.5	143.7	101.6	403.7	641.8	189.8	135.8	122.2	525.3
Gross Margin	27%	23.5%	28.2%	19.3%	22.2%	29.2%	28.4%	29.9%	24%	27.3%
EPS (Loss)	(0.69)	(0.39)	(0.05)	(0.91)	(2.95)	0.57	0.12	0.07	(0.55)	(0.82)

SGI ended fiscal 2011 with $143.2 million in cash (includes cash equivalents and restricted cash), up 7%, representing a $9.4 million increase from the prior quarter. The Company has retired the debt assumed from the acquisition of SGI Japan, and is now debt-free.

Fiscal Year 2012 Guidance
SGI is initiating guidance for fiscal 2012 on a GAAP basis (EPS also included on a non-GAAP basis):

Guidance Metric	FY12 Guidance
GAAP Revenue	$740 million to $780 million
GAAP Gross Margin	28% to 30%
GAAP EPS	$0.15 to $0.30
Non-GAAP EPS	$0.60 to $0.80

Conference Call Information
In conjunction with this earnings press release, SGI has posted an earnings presentation which incorporates commentary from James Wheat, SGI's CFO, to the Investor Relations section of its website at investors.sgi.com.

The public is invited to listen to the earnings conference call at 2:00 p.m. PT (5:00 p.m. ET) by dialing

(888) 463-5422 (toll-free) or (970) 315-0484 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859 2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 84746254.

About SGI
SGI, a trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements; including statements regarding SGI's guidance for fiscal 2012 financial performance, general business outlook and anticipated product performance and offerings. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI's more extensive international operations; economic conditions impacting the purchasing decisions of SGI's customers; SGI operates in a very competitive market, and increased competition and competitors' new products, have in the past, and may continue, to cause pricing pressure on SGI's products, which would negatively affect SGI's gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI's financial performance; uncertainty arising from SGI's increased dependence on business with U.S. government entities; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI's gross margins as well as other financial measures; SGI's operations in Japan, which may be negatively affected by earthquakes and other natural disasters, as well as ongoing power supply disruptions following the March 2011 earthquake and tsunami; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI's business, financial condition and results of operations is included in SGI's annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on September 8, 2010, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI's management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release exclude the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), ASC 985-605 “Software Revenue Recognition” for certain of the Company's transactions where software is more than incidental to the overall product solution sold, as well as revenue deferred in accordance with FASB ASC 605-25 “Revenue Recognition - Multiple-Element Arrangements” where the selling price of a delivered product or service exceeds its fair value. Non-GAAP gross profit and gross margin also excludes share-based compensation expense, amortization of intangible assets, incremental excess and obsolete long-term service inventory write downs and an inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, share-based compensation, restructuring and acquisition-related charges. Non-GAAP net income/(loss) per share excludes the same items as discussed above, as well as, realized gain/(loss) related to an other-than-temporary impairment of certain auction rate securities and subsequent gain from the sale of the same auction rate securities and the other-than-temporary impairment of an equity investment. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company's core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance in the same way that management evaluates SGI's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

Contact Information:
Ben Liao
SGI Investor Relations
+1-510-933-8430
bliao@sgi.com

© 2011 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended			Year ended
	June 24, 2011	March 25, 2011	June 25, 2010	June 24, 2011

Revenue	$195,486	$143,664	$101,637	$629,568
Cost of revenue	149,502	103,162	82,022	459,756

Gross profit	45,984	40,502	19,615	169,812

Operating expenses:
Research and development	13,594	13,305	14,879	54,067
Sales and marketing	26,247	16,607	18,020	75,813
General and administrative	15,626	12,428	12,538	52,578
Restructuring	3,356	915	1,561	5,072
Acquisition-related	177	1,094	(2,707)	1,271
Total operating expenses	59,000	44,349	44,291	188,801

Loss from operations	(13,016)	(3,847)	(24,676)	(18,989)

Total other income (expense):
Interest income, net	(141)	10	103	95
Other income (expense), net	203	2,880	(3,608)	(1,097)
Total other income (expense)	62	2,890	(3,505)	(1,002)
Loss from continuing operations before income taxes	(12,954)	(957)	(28,181)	(19,991)
Income tax provision (benefit) from continuing operations	(856)	715	(511)	1,242
Net loss from continuing operations	(12,098)	(1,672)	(27,670)	(21,233)

Income from discontinued operations, net of tax	—	—	63	—

Net loss	$(12,098)	$(1,672)	$(27,607)	$(21,233)

Net loss per share, basic and diluted:
Continuing operations	$(0.39)	$(0.05)	$(0.92)	$(0.69)
Discontinued operations	—	—	—	—
Basic and diluted net loss per share	$(0.39)	$(0.05)	$(0.92)	$(0.69)

Shares used in computing basic and diluted net loss per share	31,029	30,577	30,121	30,608

Share-based compensation by category is as follows:
Cost of revenue	$186	$188	$126	$685
Research and development	280	82	213	641
Sales and marketing	283	262	181	990
General and administrative	1,201	963	617	3,582
Total	$1,950	$1,495	$1,137	$5,898

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 24, 2011	March 25, 2011	June 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$139,868	$128,727	$129,343
Current portion of restricted cash and cash equivalents	948	1,730	830
Accounts receivable, net	108,675	101,648	79,464
Inventories	80,965	82,722	89,929
Deferred cost of revenue	59,306	57,439	45,255
Prepaid expenses and other current assets	17,937	15,527	15,967
Total current assets	407,699	387,793	360,788
Non-current portion of restricted cash and cash equivalents	2,390	3,351	3,102
Long-term investments	—	—	7,475
Property and equipment, net	29,573	29,160	28,172
Intangible assets, net	13,289	18,068	16,223
Non-current portion of deferred cost of revenue	45,219	52,825	49,109
Other assets	39,839	33,621	32,343
Total assets	$538,009	$524,818	$497,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,299	$44,065	$49,204
Accrued compensation	29,477	24,856	21,885
Other current liabilities	39,967	33,216	27,608
Current portion of notes payable	—	8,157	—
Current portion of deferred revenue	132,986	138,957	137,596
Total current liabilities	273,729	249,251	236,293
Notes payable, net of current portion	—	1,483	—
Non-current portion of deferred revenue	93,146	96,077	91,989
Long-term income taxes payable	24,104	24,285	21,715
Retirement benefit obligations (1)	15,569	15,819	7,012
Other non-current liabilities	8,175	5,262	5,274
Total liabilities	414,723	392,177	362,283

Stockholders' equity	123,286	132,641	134,929
Total liabilities and stockholders' equity	$538,009	$524,818	$497,212

(1) Prior to June 24, 2011, this amount was presented as part of the "Other non-current liabilities".

Silicon Graphics International Corp.
Q4 FISCAL 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended June 24,			Three Months Ended March 25,			Three Months Ended June 25,			Fiscal Year Ended June 24,
	2011		2011	2011		2011	2010		2010	2011		2011
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

TOTAL REVENUES	$195,486	$(5,695)	$189,791	$143,664	$(7,871)	$135,793	$101,637	$20,568	$122,205	$629,568	$12,213	$641,781
Included in the above results:
ASC 985-605 and ASC 605-25 (2)	5,695	(5,695)	—	7,871	(7,871)	—	(20,568)	20,568	—	(12,213)	12,213	—

COST OF REVENUES	$149,502	$(13,586)	$135,916	$103,162	$(7,906)	$95,256	$82,022	$10,867	$92,889	$459,756	$(5,216)	$454,540
Included in the above results:
ASC 985-605 (2)	9,455	(9,455)	—	7,259	(7,259)	—	(11,368)	11,368	—	(2,991)	2,991	—
Amortization of intangible assets (3)	459	(459)	—	459	(459)	—	360	(360)	—	1,837	(1,837)	—
Inventory step up (4)	—	—	—	—	—	—	15	(15)	—	2,199	(2,199)	—
Share-based compensation (5)	186	(186)	—	188	(188)	—	126	(126)	—	685	(685)	—
Excess and obsolete and related (recoveries) (6)	3,486	(3,486)	—	—	—	—	—	—	—	3,486	(3,486)	—

GROSS PROFIT	$45,984	$7,891	$53,875	$40,502	$35	$40,537	$19,615	$9,701	$29,316	$169,812	$17,429	$187,241

GROSS MARGIN %	23.5%		28.4%	28.2%		29.9%	19.3%		24.0%	27.0%		29.2%

OPERATING EXPENSES	$59,000	$(8,121)	$50,879	$44,349	$(4,255)	$40,094	$44,291	$(1,267)	$43,024	$188,801	$(18,015)	$170,786
Included in the above results:
Amortization of intangible assets (3)	2,824	(2,824)	—	939	(939)	—	1,402	(1,402)	—	6,459	(6,459)	—
Share-based compensation (5)	1,764	(1,764)	—	1,307	(1,307)	—	1,011	(1,011)	—	5,213	(5,213)	—
Restructuring (7)	177	(177)	—	1,094	(1,094)	—	(2,707)	2,707	—	1,271	(1,271)	—
Acquisition related (8)	3,356	(3,356)	—	915	(915)	—	1,561	(1,561)	—	5,072	(5,072)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,016)	$16,012	$2,996	$(3,847)	$4,290	$443	$(24,676)	$10,968	$(13,708)	$(18,989)	$35,444	$16,455

OPERATING MARGIN %	-6.7%		1.6%	-2.7%		0.3%	-24.3%		-11.2%	-3.0%		2.6%

OTHER INCOME/(EXPENSE), NET (9)	$62	$—	$62	$2,890	$(341)	$2,549	$(3,505)	$—	$(3,505)	$(1,002)	$3,777	$2,775

INCOME TAX EFFECTS: PROVISION/(BENEFIT)	$(856)	—	$(856)	$715	—	$715	$(511)	—	$(511)	$1,242	$—	$1,242

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(12,098)		$3,914	$(1,672)		$2,277	$(27,670)		$(16,702)	$(21,233)		$17,988

WEIGHTED AVERAGE SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	$(0.39)		$0.13	$(0.05)		$0.07	$(0.91)		$(0.55)	$(0.69)		$0.59

SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	31,029		31,029	30,577		30,577	30,121		30,121	30,608		30,608

DILUTED NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.39)		$0.12	$(0.05)		$0.07	$(0.91)		$(0.55)	$(0.69)		$0.57

WEIGHTED AVERAGE SHARES USED IN COMPUTING DILUTED NET INCOME/(LOSS) PER SHARE	31,029		33,005	30,577		32,074	30,121		30,121	30,608		31,813

NOTES:

(1)
This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
Add back (deduction) of revenue and cost of revenue deferred under Software Revenue Recognition rules (ASC 985-605) and fair value allocation rules (ASC 605-25) -- ($5,695), ($7,871), $20,568, and $12,213 for revenue, ($9,455), ($7,259), $11,368, and $2,991 for cost of revenue in the three months ended June 24, 2011, March 25, 2011, June 25, 2010 and fiscal year ended June 24, 2011 respectively.

(3)
Amortization expense related to intangible assets acquired as part of the asset purchase of Silicon Graphics, Inc. and the stock purchase of SGI Japan, Ltd. of $459, $459, $360 and $1,837 under cost of revenue, $2,824, $939, $1,402, and $6,459 under operating expenses in the three months ended June 24, 2011, March 25, 2011, June 25, 2010 and fiscal year ended June 24, 2011 respectively. Estimated future annual amortization expense related to intangible assets as of June 24, 2011 is as follows:

Fiscal 2012	$6,630
Fiscal 2013	3,114
Fiscal 2014	2,645
Fiscal 2015	300
Fiscal 2016	300
Fiscal 2017	300
$13,289

(4)
Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $15 and $2,199 in the three months ended June 25, 2010 and fiscal year ended June 24, 2011 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which no inventory step up remains to flow through cost of revenue in future periods.

(5)	Share-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended June 24, 2011			Three Months Ended March 25, 2011			Three Months Ended June 25, 2010			Fiscal Year Ended June 24, 2011
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenues	$186	$(186)	$—	$188	$(188)	—	$126	$(126)	—	$685	$(685)	—
Research & Development	280	(280)	—	82	(82)	—	213	(213)	—	641	(641)	—
Sales & Marketing	283	(283)	—	262	(262)	—	181	(181)	—	990	(990)	—
General & Administrative	1,201	(1,201)	—	963	(963)	—	617	(617)	—	3,582	(3,582)	—
Total share-based compensation	$1,950	$(1,950)	$—	$1,495	$(1,495)	—	$1,137	$(1,137)	—	$5,898	$(5,898)	—

(6)
Incremental excess and obsolete long-term service inventory charges of $3,486 in the three months ended and fiscal year ended June 24, 2011. Higher than normal charges were driven by technology shifts and new product introductions.

(7)
Acquisition related costs relating to the stock purchase of SGI Japan, Ltd. of $177, $1,094 and $1,271 under operating expenses in the three months ended June 24, 2011, March 25, 2011 and fiscal year ended June 24, 2011 respectively. Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc. of $2,707 under operating expenses in the three months ended June 25, 2010.

(8)
Restructuring expenses relating to reduction of workforce and vacated facilities of $3,356, $915, $1,561 and $5,072 in the three months ended June 24, 2011, March 25, 2011, June 25, 2010 and fiscal year ended June 24, 2011 respectively.

(9)
Excludes realized gain of $341 related to the sale of the Company's auction rate securities in the three months ended March 25, 2011, such gain being offset in a prior quarter and during the fiscal year ended June 24,2011 by a realized loss of $1,214 for the other-than-temporary impairment of the same securities. Also excludes for the fiscal year ended June 24, 2011 a loss of $2,904 related to an other-than-temporary impairment of an equity investment.